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This is a form of a material change report required under Section 85(1) of the
Securities Act and Section 151 of the Securities Rules.


                                     FORM 27

                                 SECURITIES ACT


              MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT


NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item     1. Reporting Issuer

         WSI Interactive Corp.

Item     2. Date of Material Change

         April 3, 2000

Item     3. Press Release

         The press release was issued on April 3, 2000 and disseminated through Canada News Wire and BC Emergis.

Item     4. Summary of Material Change

         WSi Interactive Corporation ("WSi") is pleased to announce a private placement of 1,100,000 units at $3.15 per unit to raise gross proceeds of $C3,465,000.



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Item     5. Full Description of Material Change

         WSi Interactive Corporation ("WSi") is pleased to announce a private placement of 1,100,000 units at $3.15 per unit to raise gross proceeds of $C3,465,000. Each unit will consist of one share and one warrant to buy one share for two years at $C3.70 for one year and $C5.00 thereafter. The proceeds of the placement will be used for general working capital purposes. The placement is subject to regulatory approval.

Item     6. Reliance on Section 85(2) of the Act

         Nothing in this form is required to be maintained on a confidential basis.

Item     7. Omitted Information

         Not applicable.

Item     8. Senior Officer

         James L. Harris, Secretary

         Telephone No. (604) 609-3068

Item     9. Statement of Senior Officer

         The foregoing accurately discloses the material change referred to herein.


Dated this 3rd day of April, 2000 at Vancouver, BC WSI Interactive Corp.


                                                   By: "James L. Harris"
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                                                       James L. Harris

                                                       Secretary
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                                                       (Official Capacity)